Exhibit 10.30

[***] = Certain marked information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

SEVENTH AMENDMENT
TO FIRST AMENDED AND RESTATED LOAN PROGRAM AGREEMENT
AND
SECOND AMENDMENT
TO AMENDED AND RESTATED LOAN SALE AGREEMENT

This SEVENTH AMENDMENT TO THE FIRST AMENDED AND RESTATED LOAN PROGRAM AGREEMENT AND SECOND AMENDMENT TO AMENDED AND RESTATED LOAN SALE AGREEMENT (this “Amendment”) is made as of June 3, 2020 (the “Amendment Effective Date”) by and between CROSS RIVER BANK, an FDIC-insured New Jersey state-chartered bank (“Bank”), and SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (“Sunlight”), amends the terms of (a) that certain First Amended and Restated Loan Program Agreement dated as of February 12, 2018, by and between Bank and Sunlight, as previously amended by that certain First Amendment dated April 17, 2018, that certain letter agreement dated as of July 9, 2018, that certain Third Amendment dated as of October 26, 2018, that certain Fourth Amendment dated as of March 8, 2019, that certain Fifth Amendment dated as of December 1, 2019 and that certain Sixth Amendment dated as of March 31, 2020 (as so amended, the “Existing Program Agreement” and as amended by this Amendment, the “Program Agreement”) and (b) that certain Amended and Restated Loan Sale Agreement dated as of February 12, 2018, by and between Bank and Sunlight, as previously amended by that certain First Amendment dated April 28, 2019 (as so amended, the “Existing Loan Sale Agreement” and as amended by this Amendment, the “Loan Sale Agreement”; together with the Existing Program Agreement, the “Existing Agreements” and each an “Existing Agreement” and together with the Program Agreement, the “Agreements”). Sunlight and Bank are collectively referred to herein as the “Parties”. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefore in the Existing Agreements.

RECITALS

WHEREAS, the Existing Agreements allow the Parties to mutually agree in writing to modify the Existing Agreements;

WHEREAS, the Parties now desire to amend and modify the Existing Agreements upon the terms and subject to the conditions set forth in this Amendment to, among other things, suspend Sunlight’s obligations to repurchase certain Loans made pursuant to the Program;

NOW, THEREFORE, in consideration of the foregoing premises and the following terms, and for other good and valuable consideration, the Parties, intending to be legally bound, further agree as follows:

1.	AMENDMENTS TO THE EXISTING AGREEMENTS

1.1.	The “Bank Caps” section of Exhibit A of the Existing Program Agreement is hereby amended and restated in its entirety as follows:

“Bank Caps: The Bank shall not hold more than (a) [***] of Non-Portfolio Loans and Portfolio Loans and (b) [***] of Portfolio Loans, at any time, provided that the foregoing caps shall not include any amounts held or retained by Bank with respect to the Required Retained Loans.”

1.2.	Section 2(a) of the Existing Loan Sale Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, Sunlight shall not be required to purchase any non-Portfolio loans that have been outstanding for more than 90 days during the period commencing on the First Omnibus Amendment Effective Date and ending on December 31, 2020.”

1.3.	Section 1.1 of the Existing Loan Sale Agreement is hereby amended to add certain new definitions and amend certain other definitions as follows:

“First Omnibus Amendment” means that certain Seventh Amendment to First Amended and Restated Loan Program Agreement and Second Amendment to Amended and Restated Loan Sale Agreement, dated as of the First Omnibus Amendment Effective Date, by and between Bank and Sunlight.

“First Omnibus Amendment Effective Date” means the Amendment Effective Date.

2.	EFFECTIVENESS OF THE AGREEMENTS

2.1.	Unless otherwise defined or modified in this Amendment, all capitalized words or terms used in this Amendment shall have the definitions ascribed to such words or terms in the Existing Agreements. From and after the effectiveness of this Amendment, references in each Existing Agreement to “the Agreement” or words of similar effect, shall refer to such Existing Agreement as amended by this Amendment.

2.2.	Except as expressly amended and modified by this Amendment, all terms and conditions set forth in the Existing Agreements shall remain unmodified, binding, and in full force and effect. This Amendment as applied to the Existing Agreements and the Administration Agreement collectively set forth the entire agreement and understanding of the Parties regarding the particular subject matter of this Amendment, and merges and supersedes all prior or contemporaneous agreements, discussions and correspondence pertaining to the subject matter of this Amendment. This Amendment may be executed in counterpart copies, each of which, and together, shall be effective as original, binding instruments. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

2.3.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, including general obligations law Section 5-1401, but otherwise without regard to the conflict of laws principles thereof.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed as of the day and year first above written.

SUNLIGHT FINANCIAL LLC

By:	/s/ Barry Edinburg
Name:	Barry Edinburg
Title:	Chief Financial Officer

CROSS RIVER BANK

By:	/s/ Giles Gade
Name:	Gilles Gade
Title:	Chief Executive Officer

By:	/s/ Arlen Gelbard
Name:	Arlen Gelbard
Title:	General Counsel